As filed with the Securities and Exchange Commission on October 23, 2023

Registration No. 333-271219

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
TO
FORM S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5199	85-2373325
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8201 Peters Road

Suite 1000

Plantation, Florida

(954) 255-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Jeffrey Walker

Chief Executive Officer

8201 Peters Road

Suite 1000

Plantation, Florida

(954) 255-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brad L. Shiffman Kathleen A. Cunningham Blank Rome LLP 1271 Avenue of the America New York, New York 10020 Tel: (212) 885-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-271219), which was declared effective on June 29, 2023. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended (the “Securities Act”), on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act, may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of Alliance Entertainment Holding Corporation (File No. 333-271219), initially filed on April 12, 2023 and declared effective by the Securities and Exchange Commission on June 29, 2023 (the “Registration Statement”), is being filed as an exhibit-only filing solely to file the consent of BDO USA, P.C. with respect to its report dated October 18, 2023 relating to the financial statements of Alliance Entertainment Holding Corporation contained in its Annual Report on Form 10-K and included in the Prospectus Supplement No. 3 dated October 23, 2023 filed pursuant to Rule 424(b)(3), which consent is filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Part II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
23.1*	Consent of BDO USA, P.C.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plantation, in the state of Florida, on the 23rd day of October, 2023.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

By:	/s/ Jeffrey Walker
Jeffrey Walker
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Bruce Ogilvie	Executive Chairman	October 23, 2023
Bruce Ogilvie

/s/ Jeffrey Walker	Chief Executive Officer and Director	October 23, 2023
Jeffrey Walker	(Principal Executive Officer)

/s/ John Kutch	Chief Financial Officer and Director	October 23, 2023
John Kutch	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 23, 2023
W. Tom Donaldson III

*	Director	October 23, 2023
Thomas Finke

*	Director	October 23, 2023
Chris Nagelson

*	Director	October 23, 2023
Terilea J. Wielenga

* By:	/s/ John Kutch	October 23, 2023
John Kutch,
attorney-in-fact